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                             THE RAYMOND CORPORATION
                                   EXHIBIT 11
                         Earnings Per Share Computation
                      (In thousands except per share data)

                                                                          3 Month period ended               9 Month period ended
                                                                              September 30,                      September 30,
                                                                           1996         1995(1)               1996          1995(1)
                                                                         ----------------------              ----------------------
PRIMARY

        Average shares outstanding                                         7,437         7,250                 7,437         7,100

        Net effect of dilutive stock options
          based on the treasury stock method
          using average market price                                          47            60                    48            70
                                                                         ----------------------              ----------------------

                Total                                                      7,484         7,310                 7,485         7,170
                                                                         ======================              ======================
        Net income                                                        $3,828        $3,002               $10,519        $9,562
                                                                         ======================              ======================

        Per share amount                                                   $0.51         $0.41                 $1.41         $1.33
                                                                         ======================              ======================
                                                                                                                                (2)
FULLY DILUTED

        Average shares outstanding                                         7,437         7,250                 7,437         7,100

        Net effect of dilutive stock options based on the treasury stock method using the period end market price, if higher
          than average market price                                           53            60                    51            73

        Assumed conversion of 6.50% convertible
          subordinated debentures                                          3,190         3,361                 3,190         3,506
                                                                         ----------------------              ----------------------
                Total                                                     10,680        10,671                10,678        10,679
                                                                         ======================              ======================

        Net income                                                        $3,828        $3,002               $10,519       $ 9,562

        Add 6.50% convertible subordinated
          debentures interest, net of federal
          income tax effect                                                  549           549                 1,649         1,783
                                                                         ----------------------              ----------------------
                Total                                                     $4,377        $3,551               $12,168       $11,345
                                                                         ======================              ======================

        Per share amount                                                   $0.41         $0.33                 $1.14         $1.06
                                                                         ======================              ======================


(1)     Adjusted for the 1996 five percent stock dividend.

(2) Primary per share amount reported in the year to date consolidated financial statements of $1.35 in 1995 excludes the net effect of dilutive stock options as the aggregate dilution from these common stock equivalents was immaterial (less than three percent of earnings per common share outstanding).